UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Apria, Inc.

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The following communication was made by or on behalf of Apria, Inc. on January 12, 2022.

All,

As a follow-up to the announcement I shared with you yesterday, please enjoy a video message from Ed Pesicka, President & CEO of Owens & Minor.

As I shared yesterday, I could not be more enthusiastic about being part of the O&M family through the combination of Apria and Byram Healthcare and how this will enable us to better serve the entire patient journey. As you can see from viewing Ed’s video, the companies share cultures fueled by a commitment to customers, patients, teammates, and the communities we serve.

The opportunities for us being part of a larger company will not only allow for us to continue to deliver on our mission of improving the quality of life for our patients at home, but it also provides even more opportunities for career development and growth opportunities for all Apria teammates.

I’ll continue to remind us all that company communications, including this correspondence and any others released, must remain internal and should not be shared with anyone outside of Apria. Please direct any questions or inquiries you receive to Employee_Questions@apria.com. Also, please note that until closing, Apria and O&M remain separate and independent companies and so you should limit your engagement with O&M to approved integration planning activities and ordinary course business activities.

You have my commitment to continue to share updates along the way and while I know this is exciting news, let’s make sure we remain focused on all those we serve. We are in a critical stage in the country with the ongoing pandemic and other healthcare needs, and we serve as an integral part of the healthcare solution.

I see so much promise ahead and continue to be so proud of our collective accomplishments. All we have done is a reflection of our OneApria philosophy and the efforts put forth each and every day by every one of us.

Sincerely,

Dan Starck

CEO

Transcript of Video Attached to Email

Ed Pesicka, President and CEO, Owens & Minor

Video Message to Apria teammates

Final Transcript – 1/9/22

Good morning and Happy New Year! I’m Ed Pesicka, President and CEO of Owens & Minor.

Let me be the first to express how excited I am for this occasion. The addition of Apria to the Owens & Minor team, it will be an exciting opportunity for all of us.

The combination of Apria and our Byram business will provide a great opportunity to expand our service to the millions of patients who require home health supplies to manage their chronic and acute conditions. Together, the combination of Byram and Apria will unleash additional opportunities in the fast-growing home healthcare space. We see significant growth opportunity due to the complementary product portfolios of the two businesses, our combined geographic footprints and as well as payor access expansion. We look forward to the addition of Apria with enthusiasm due to the growth potentials we have together!

I want you to know and take comfort in the fact that you will be joining an exceptional company, with teammates who care about each other as well as who contribute tirelessly to providing support to achieve our goals. Owens & Minor is a Mission and Values-driven company comprised of over 15,000 dedicated teammates. Each day, we seek to deliver on our humble Mission of Empowering Our Customers to Advance Healthcare. Apria’s mission also centers on improving the quality of life for patients, which naturally complements and reinforces our combined endeavors. Simply stated, everything we do together as One Company is with the customer in mind. Our work serves to assist and advance those in need of healthcare products and services. It is abundantly clear that each of our Missions are very well aligned.

By joining the Owens & Minor team, you will become part of a large, connected company, with a 140-year legacy of serving customers. Throughout those 14 decades of service, Owens & Minor has navigated a changing industry while establishing deep trust and partnership with our customers, teammates, and industry stakeholders. We’ve grown with the healthcare industry: offering medical distribution, sourcing medical supplies, manufacturing products, providing technology and service, and high-touch patient direct business. We’re proud of the leading role in supporting the world’s COVID-19 response through the manufacturing of our HALYARD-brand PPE and other surgical products and kits. We’re also proud that we do a significant portion of this from our Americas based facilities, like making our own raw material in North Carolina and converting products within and near to the United States.

Owens & Minor is a company comprised of teammates who work together to pursue our humble Mission every day, no matter the task or challenge. For a long time, long before my tenure, Owens & Minor has regarded our people not as staff, employees, or coworkers, but as teammates working together as one team, who lend focus along with skill and excellence to accomplish our goals. I’ve been impressed by the people I’ve met during the acquisition process, and I look forward to getting to know you, the many Apria teammates when the acquisition is finalized during the first half of 2022.

As I close, I want to express the importance that Owens & Minor holds living in our IDEAL Values. IDEAL is the acronym that stands for Integrity, Development, Excellence, Accountability and Listening. In all of our actions with customers, partners, vendors, and each other, we live these values.

I look forward to welcoming you – as new teammates – to this great company. On behalf of our leadership team, and all of the Owens & Minor teammates, we couldn’t be happier to have you soon join the Owens & Minor team.

We look forward to sharing more details of our “One Company, One Direction” approach after the closing.

Thank you and welcome.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements regarding Apria, Inc.’s (“Apria”) expectations regarding the proposed acquisition of Apria by Owens & Minor Inc. (the “proposed merger”) and the future performance and financial results of Apria’s business and other non-historical statements. Some of these statements can be identified by terms and phrases such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “predicts,” “intends,” “trends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Apria cautions readers of this communication that such “forward looking statements”, wherever they occur in this communication or in other statements attributable to Apria, are necessarily estimates reflecting the judgment of Apria’s senior management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the “forward looking statements.”

Factors that could cause Apria’s actual results to differ materially from those expressed or implied in such forward-looking statements include, but are not limited to: the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement relating to the proposed merger; the inability to complete the proposed merger due to the failure to obtain approval of Apria’s stockholders for the proposed merger or the failure to satisfy other conditions to completion of the proposed merger, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the proposed merger; risks related to disruption of management’s attention from Apria’s ongoing business operations due to the proposed merger; the effect of the announcement of the proposed merger on Apria’s relationships with its customers, suppliers and other third parties, as well as its operating results and business generally; the risk that the proposed merger will not be consummated in a timely manner; exceeding the expected costs of the merger; risks related to the COVID-19 public health emergency, product and related recalls; the profitability of Apria’s capitation arrangements; renegotiation or termination of Apria’s contracts; reimbursements by payors; our reliance on relatively few vendors; competition in the home healthcare industry; the inherent risk of liability in the provision of healthcare services; and reductions in Medicare and Medicaid and commercial payor reimbursement rates.

Additional factors that could cause Apria’s actual outcomes or results to differ materially from those described in the forward-looking statements can be found in the “Risk Factors” sections of Apria’s Annual Report on Form 10-K for the period ended December 31, 2020 and Quarterly Reports on Form 10-Q for the periods ended June 30, 2021 and September 30, 2021, as such factors may be further updated from time to time in Apria’s other filings with the Securities and Exchange Commission (“SEC”). These reports are or will be accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this press release and in Apria’s filings with the SEC. Apria undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

Additional Information and Where to Find It

In connection with the proposed merger, Apria will file with the SEC and furnish to Apria’s stockholders a proxy statement and other relevant documents. This filing does not constitute a solicitation of any vote or approval. Stockholders are urged to read the proxy statement when it becomes available and any other documents to be filed with the SEC in connection with the proposed merger or incorporated by reference in the proxy statement because they will contain important information about the proposed merger.

Investors will be able to obtain free of charge the proxy statement and other documents filed with the SEC at the SEC’s website at http://www.sec.gov. In addition, the proxy statement and Apria’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, are available free of charge through Apria’s website at www.apria.com. as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC.

The directors, executive officers and certain other members of management and employees of Apria may be deemed “participants” in the solicitation of proxies from stockholders of Apria in favor of the proposed merger. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the stockholders of Apria in connection with the proposed merger will be set forth in the proxy statement and the other relevant documents to be filed with the SEC. You can find information about Apria’s executive officers and directors in its Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and Current Report on Form 8-K filed with the SEC on May 6, 2021.

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